Exhibit 99.1

Clean Vision Settles Litigation with Christopher Percy

Los Angeles, CA – July 10, 2023 – Clean Vision Corporation (the “Company” or “Clean Vision”) announced today that the Company, Daniel Bates, and Christopher Percy have agreed to a global settlement to a lawsuit filed by Clean Vision against Mr. Percy in September 2022 in Clark County, Nevada in the Eighth Judicial District Court (Case No: A-22-85843-B), with the case being subsequently removed to the United States District Court, District of Nevada (2:22-cv-01862-ART-NJK) and thereafter, Mr. Percy counterclaimed against Clean Vision and brought third-party claims against Mr. Bates. As part of this amicable resolution, none of the parties admitted to fault or liability. The parties recognize that all, particularly Clean Vision’s shareholders, are better suited by avoiding the expense and uncertainty of litigation. With this settlement, Clean Vision thanks Mr. Percy for his past service to the Company. Mr. Percy, likewise, hopes that Clean Vision can fulfil its goal of utilizing technologies to improve our planet.

About Clean Vision Corporation

Clean Vision Corporation operates and intends to acquire and operate a portfolio of synergistic companies in the sustainable clean technology and green energy sectors. For more information, visit: cleanvisioncorp.com and follow us on Twitter: @CleanVisionCorp

Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, statements about our future financial performance, including our revenue, cash flows, costs of revenue and operating expenses; our anticipated growth; our predictions about our industry; the impact of the COVID-19 pandemic on our business and our ability to attract, retain and cross-sell to clients. The forward-looking statements contained in this press release are also subject to other risks and uncertainties. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contact

Clean Vision Corporation

Dan Bates, CEO d.bates@cleanvisioncorp.com

Investors

Frank Benedetto 619-915-9422